Exhibit 10.33

REGISTRATION RIGHTS AGREEMENT

dated as of August 27, 2012

by and between

EVERBANK FINANCIAL CORP

and

PURCHASERS LISTED ON SCHEDULE I HERETO

-i-

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 27, 2012, is by and between EverBank Financial Corp, a Delaware corporation, (the “Corporation”) and the individuals and entities listed on Schedule I (collectively, the “Purchasers”, and each a “Purchaser”).

WHEREAS, in accordance with Section 3.8(a) of the Merger Agreement (defined below), on or prior to the Effective Time (as defined in the Merger Agreement), Tygris (defined below) deposited with the Escrow Agent (as defined in the Merger Agreement) fifty million dollars ($50,000,000) in cash (the “Escrowed Cash”);

WHEREAS, the Corporation desired to offer the Company Stockholders (as defined in the Merger Agreement) the ability to convert all of their respective pro rata portion of the Escrowed Cash into Common Stock (as defined below) (the “Conversion”) and the board of directors of the Corporation approved the Conversion;

WHEREAS, pursuant to the terms of the Subscription Agreement, dated as of August 27, 2012 by and among the Corporation and the Purchasers, the Purchasers subscribed for and purchased from the Corporation an aggregate of 4,032,661.80 shares (the “Purchased Shares”) of Common Stock (as defined below) (the “Offering”); and

WHEREAS, the parties hereto desire to enter into this Agreement to provide the holders of Registrable Securities (as defined below) with certain registration and other rights with respect to the Corporation.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions: Interpretation and Construction.

(a) Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement:

“Agreement” shall have the meaning set forth in the Preamble.

“Arena/Lovett Demand Registration” shall mean a registration of Corporation Securities pursuant to the delivery by the Arena/Lovett Holders of a demand registration request pursuant to Section 2 of the Arena/Lovett Registration Rights Agreement.

“Arena/Lovett Holders” shall mean Arena Capital Investment Fund, L.P., Lovett/Miller Venture Fund II, Limited Partnership and Lovett/Miller Venture Fund III, Limited Partnership.

“Arena/Lovett Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement by and among the Corporation and the Arena/Lovett Holders, dated as of November 22, 2002, as amended.

“Common Stock” shall mean all shares existing or hereafter authorized of any class of common stock of the Corporation which has the right (subject always to the rights of any class or series of preferred stock of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) and any shares of capital stock issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Conversion” shall have the meaning set forth in the Recitals.

“Corporation” shall have the meaning set forth in the Preamble.

“Corporation Securities” shall mean (i) the Common Stock and (ii) all shares existing or hereafter authorized of any class of preferred stock of the Corporation which has the right (subject always to the rights of any class or series of preferred stock of the Corporation ranking senior to or pari passu with such preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount, including (without duplication) any shares of capital stock into which Corporation Securities may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Corporation Securities, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“CUSIP number” shall mean the Committee on Uniform Securities Identification Procedures number.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Escrowed Cash” shall have the meaning set forth in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Institutional Holders” shall mean Sageview and the Arena/Lovett Holders.

“Losses” shall have the meaning set forth in Section 8(a) hereof.

“Merger Agreement” shall mean the Acquisition Agreement and Plan of Merger, dated as of October 21, 2009, as amended, by and between the Corporation, Tygris and Aquiline Capital Partners LLC, solely in its capacity as the Designated Monitor.

“Merger Consideration Securities” shall mean (i) the shares purchased pursuant to the Stock Purchase Agreement, (ii) the shares received by stockholders of Tygris pursuant to the Merger Agreement and (iii) any other securities issued or issuable with respect to any such shares by way of share split, share dividend, recapitalization, exchange or similar event or otherwise. As to any particular Merger Consideration Securities, once issued such securities shall cease to be Merger Consideration Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Merger Demand Registration” shall mean a registration of Corporation Securities pursuant to the delivery by the holders of Merger Consideration Securities of a demand registration request pursuant to Section 3 of the Merger Registration Rights Agreement.

“Merger Registration Rights Agreement” shall mean the Registration Rights Agreement by and between the Corporation and Tygris, dated as of October 21, 2009.

“New Holder” shall have the meaning set forth in Exhibit A.

“Notice” shall have the meaning set forth in Section 3(a) hereof.

“Offering” shall have the meaning set forth in the Recitals.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Purchasers” shall have the meaning set forth in the Preamble.

“Purchased Shares” shall have the meaning set forth in the Recitals.

“Registrable Securities” shall mean the Purchased Shares, including any shares of capital stock into which such Purchased Shares may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Purchased Shares, including, without limitation, with respect to any stock split or stock dividend, or a successor security. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Rights Holder” shall mean a holder of Registrable Securities and any other Person entitled to incidental or piggyback registration rights pursuant to an agreement with the Corporation.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Sageview Demand Registration” shall mean a registration of Corporation Securities pursuant to the delivery by Sageview of a demand registration request pursuant to Section 3 of the Sageview Registration Rights Agreement.

“Sageview” shall mean Sageview Partners L.P. or any successor or assignee of the rights of Sageview Partners L.P. under the Sageview Registration Rights Agreement.

“Sageview Registration Rights Agreement” shall mean the Registration Rights Agreement by and among the Corporation and Sageview, dated as of July 21, 2008, as amended.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of October 21, 2009, by and among the Corporation and Tygris Commercial Finance Group, Inc.

“Take-Down Notice” shall have the meaning set forth in Section 4(c) hereof.

“Third Party Demanders” shall mean any Person or Persons exercising demand registration rights pursuant to an agreement with the Corporation other than a holder of Registrable Securities, Merger Consideration Securities and the Institutional Holders.

“Third Party Demand Registration” shall mean any proposed registration of Corporation Securities initiated pursuant to a demand for such registration by a Third Party Demander.

“Total Demand Holder Securities” shall have the meaning set forth in Section 3(b) hereof.

“Tygris” shall mean Tygris Commercial Finance Group, Inc.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

(b) Interpretation and Construction. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(i) The Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

(ii) When a reference is made in this Agreement to a section, paragraph or exhibit, such reference shall be to a section, paragraph or exhibit hereof unless otherwise clearly indicated to the contrary.

(iii) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iv) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(vi) The word “or” shall not be exclusive.

(vii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(viii) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(ix) A reference to any period of days shall be deemed to be to the relevant number of calendar days, unless otherwise specified.

(x) The parties have participated jointly in the negotiation and drafting of this Agreement (including the exhibit hereto). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

Section 2. Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and (i) is the Purchaser or (ii) has executed an Addendum Agreement pursuant to Section 12(c) of this Agreement.

Section 3. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraphs of this Section 3(a), on or after the release from escrow of all Purchased Shares from any Subaccount pursuant to the Merger Agreement, Warrant Escrow Agreement and the Escrow Agreement, the holders of a majority of the Registrable Securities shall have the right, by delivering a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that the Corporation shall not be obligated to file a registration statement relating to any registration request under this Section 3(a) within a period of one hundred eighty (180) days after the effective date of any other registration statement relating to any registration request under this Section 3(a). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3 or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

Within ten (10) days after receipt by the Corporation of a Demand Notice in accordance with this Section 3(a), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within twenty-five (25) days after such Notice is given by the Corporation to such holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities covered by such Demand Registration refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement; provided, further, that the Corporation shall use its reasonable best efforts to keep any shelf registration statement continuously effective until such time as each of the Registrable Securities registered pursuant to such shelf registration statement has been sold in one or more Shelf Underwritten Offerings or otherwise.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment Underwritten Offering, and the managing underwriter or underwriters advise the holders of such securities in writing that, in its view, the total number or dollar amount of Registrable Securities and other Corporation Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, Corporation Securities proposed to be included by other holders of Corporation Securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment Underwritten Offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and other Corporation Securities shall be allocated as follows, unless the underwriter requires a different allocation:

(i) first, pro rata among the holders of Registrable Securities and the Institutional Holders on an as-converted basis, as follows (A) for each holder of Registrable Securities, the number of the Registrable Securities requested to be included in such Registration Statement by such holder over the sum of (x) the number of Corporation Securities requested to be included in such Registration Statement by the Institutional Holders and (y) the number of Registrable Securities requested to be included in such Registration Statement (such sum, the “Total Demand Holder Securities”) and (B) for the Institutional Holders, the number of Corporation Securities requested to be included in such Registration Statement by such holder over the Total Demand Holder Securities;

(ii) second, pro rata among any holders of Merger Consideration Securities and any other Registration Rights Holders (other than holders of Registrable Securities and the Institutional Holders) on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders;

(iii) third, to such Corporation Securities for which inclusion in such Registration Statement was requested by the Corporation; and

(iv) fourth, pro rata among any other Persons having the rights to participate in such offering and requesting such registration, on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders.

(c) Postponement of Demand Registration. The Corporation shall be entitled to postpone for a reasonable period of time not to exceed one hundred twenty (120) days in any 12-month period, the filing of a Registration Statement if the Corporation delivers to each holder of Registrable Securities covered by such Demand Registration a certificate signed by the chief executive officer or the chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Corporation shall so postpone the filing of a Registration Statement, the holder of Registrable Securities covered by such Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within twenty (20) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

(d) Number of Demand Notices. In connection with the provisions of this Section 3, the holders of Registrable Securities shall collectively have up to three Demand Notices which they are permitted to deliver (or cause to be delivered) to the Corporation hereunder.

(e) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the Corporation in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4. Piggyback Registration.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, on or after the release from escrow of any Purchased Shares from any Subaccount pursuant to the Merger Agreement, Warrant Escrow Agreement and the Escrow Agreement, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Corporation Securities, whether or not for sale of its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time, the Corporation shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”); provided that only Registrable Securities which have been released from escrow may be included in any such Piggyback Registration. Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within fifteen (15) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) business days prior to the effective date of such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(b) Priority on Piggyback Registrations. The Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other shares of Corporation Securities, if any, of the Corporation included in the offering.

Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering have informed the Corporation in writing that it is their good faith opinion that the total amount of Corporation Securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of Corporation Securities to be offered in such registration shall be reduced to the extent necessary to reduce the total amount of Corporation Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters and allocating such Corporation Securities to be included in such offering:

(i) in respect of any such proposed Underwritten Offering resulting from an Arena/Lovett Demand Registration, (A) first, pro rata among the Institutional Holders on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Institutional Holders, (B) second, pro rata among any holders of Merger Consideration Securities on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (C) third, pro rata among any holders of Registrable Securities and any other Registration Rights Holders (other than the Institutional Holders and holders of Merger Consideration Securities) on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (D) fourth, to such Corporation Securities for which inclusion in such Registration Statement was requested by the Corporation and (E) fifth, pro rata among any other Persons having rights to participate in such offering and requesting such registration, on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Persons;

(ii) in respect of any such proposed Underwritten Offering resulting from a Sageview Demand Registration (A) first, pro rata among the Institutional Holders on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Institutional Holders, (B) second, pro rata among any holders of Merger Consideration Securities on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (C) third, pro rata among any holders of Registrable Securities and any other Registration Rights Holders (other than the Institutional Holders and holders of Merger Consideration Securities) on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (D) fourth, to such Corporation Securities for which inclusion in such Registration Statement was requested by the Corporation and (E) fifth, pro rata among any other Persons having rights to participate in such offering and requesting such registration, on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Persons;

(iii) in respect of any such proposed Underwritten Offering resulting from a Merger Demand Registration (A) first, pro rata among the holders of Merger Consideration Securities and the Institutional Holders on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (B) second, pro rata among any holders of Registrable Securities and any other Registration Rights Holders (other than the holders of Merger Consideration Securities and the Institutional Holders) on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (C) third, to such Corporation Securities for which inclusion in such Registration Statement was requested by the

Corporation and (D) fourth, pro rata among any other Persons having rights to participate in such offering and requesting such registration, on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Persons;

(iv) in respect of any such proposed Underwritten Offering resulting from a Third Party Demand Registration (A) first, pro rata among the Third Party Demanders and the Institutional Holders on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (B) second, pro rata among any holders of Merger Consideration Securities on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (C) third, pro rata among any holders of Registrable Securities and any other Registration Rights Holders (other than the Third Party Demanders, the Institutional Holders and holders of Merger Consideration Securities) on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (D) fourth, to such Corporation Securities for which inclusion in such Registration Statement was requested by the Corporation and (E) fifth, pro rata among any other Persons having rights to participate in such offering and requesting such registration, on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Persons; and

(v) in respect of any other such proposed Underwritten Offering (other than a Demand Registration), (A) first, to such Corporation Securities for which inclusion in such Registration Statement was requested by the Corporation, (B) second, pro rata among the Institutional Holders on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (C) third, pro rata among any holders of Merger Consideration Securities on the basis of the percentage of Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders, (D) fourth, pro rata among any holders of Registrable Securities and any other Registration Rights Holders (other than the Institutional Holders and holders of Merger Consideration Securities) on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such holders and (E) fifth, pro rata among any other Persons having rights to participate in such offering and requesting such registration, on the basis of the percentage of the Corporation Securities (on an as-converted basis) requested to be included in such Registration Statement by such Persons.

(c) Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 3 or Section 4 is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Corporation shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)). In connection with any Shelf Underwritten Offering:

(i) such proposing holder(s) shall also deliver the Take-Down Notice to all other Persons holding Corporation Securities (including, without limitation, Registrable Securities) included on such shelf registration statement and permit each such Person to include such Corporation Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Person notifies the proposing holders and the Corporation within five (5) business days after delivery of the Take-Down Notice to such Person; and

(ii) in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

Section 5. Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees, in connection with any Underwritten Offering of Common Stock pursuant to a Registration Statement (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities (except as part of such Underwritten Offering), including a sale pursuant to Rule 144, or to make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Corporation or any securities convertible into or exchangeable or exercisable for any equity securities of the Corporation without the prior written consent of the Corporation or such underwriter, as the case may be, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than ninety (90) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, plus an extension period, which shall be no longer than fifteen (15) days, as may be proposed by the managing underwriter to address FINRA regulations regarding the publication of research, or such lesser period as is required by the managing underwriter.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten Public Offering, the Corporation will not effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days (or such shorter periods as the managing underwriters may agree to with the Corporation’s Board of Directors or appropriate coordination committee, as applicable) after the effective date of such registration.

Section 6. Registration Procedures. Subject to Section 3(c) if and whenever the Corporation is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration statement pursuant to Rule 415 under the Securities Act if so requested and if the Corporation is then eligible to use such registration); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors, in all cases subject to Section 6(p) below. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c) notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law;

(f) furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter);

(g) deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided. however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities;

(j) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k) upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that if the board of directors of the Corporation provides written notice to the holders of Registrable Securities that it has determined that it is advisable to disclose in the Registration Statement material non-public information, the disclosure of which the board of directors of the Corporation believes would be materially harmful to the Corporation and its stockholders at that time, the Corporation shall not be required to prepare and file such amendment, supplement or document for such period as the board of directors of the Corporation believes such disclosure would be materially harmful to the Corporation; provided, however, that such period shall be no more than an aggregate of one hundred twenty (120) days in any 12-month period;

(l) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(o) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p) make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure (to the extent permitted by law) and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of law;

(q) cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Corporation’s business needs; and

(r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv), 6(c)(v) or 6(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC and with FINRA and (B) of compliance with securities or Blue Sky laws (including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Corporation, (vii) fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, and (viii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including, without limitation, liability insurance if the Corporation so desires or if the underwriters so require, shall each be borne by the Corporation whether or not any Registration Statement is filed or becomes effective; provided, however, that the Corporation shall not be required to pay any of the forgoing registration expenses if, as a result of the withdrawal of a request for a Demand Registration (other than as a result of a material adverse change in the Corporation’s business, operations, financial condition, operating results or prospects) the registration statement does not become effective, in which case, each holder of Registrable Securities shall bear a pro rata of portion of such registration expenses based on the number of Registrable Securities included in such Demand Registration by such holder and, provided further, that such registration shall not be counted as a registration pursuant to Section 3(d); provided, further, that the holders of a majority of the Registrable Securities included in such

Demand Registration may elect to have such withdrawn registration statement count as a registration pursuant to Section 3(d), in which event the Corporation shall bear such registration expenses relating to the withdrawn registration. In addition, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation or as otherwise set forth in this Section 7), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8. Indemnification.

(a) Indemnification by the Corporation. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Corporation and (without limitation of the preceding portions of this Section 8(a) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders and employees of each such controlling person, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission of a material fact by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact is made in such Registration Statement, preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith in reliance upon and in conformity with written information furnished to the Corporation by such holder or underwriter for use therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. The Corporation may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Corporation, its officers, directors, and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 8(b)) reimburse the Corporation, its officers, directors, and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith in reliance upon and in conformity with written information furnished to the Corporation by such holder for inclusion therein; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (I) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144. The Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 10. Underwritten Registrations. If any Demand Registration is an Underwritten Offering, the holders of a majority of the Registrable Securities covered by such Demand Registration shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Corporation, not to be unreasonably withheld. The Corporation shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration, subject to the rights of any Third Party Demander or Institutional Holder to select such investment banker pursuant to a registration rights agreement with the Corporation.

No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by Registration Statement on the basis provided in any underwriting arrangements in customary form (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person for use therein and (iii) cooperates with the Corporation’s reasonable requests in connection with such registration or qualification (it being understood that the Corporation’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Corporation of this Agreement).

Section 11. Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any Corporation Security giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any Registration Statement filed pursuant to Section 3 hereof, unless such rights are subordinate to those of the holders of Registrable Securities.

Section 12. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this section, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the holders of a majority of the Registrable Securities; provided, however, that any amendment, modification, supplement or waiver or consent to departures from the piggyback or similar registration rights provisions or related cutback provisions contained in the third paragraph of Section 3(a), Section 3(b) or Section 4 that would be adverse to the rights of a holder of Registrable Securities shall require the consent of such Person. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): if to the Corporation, to the address of its principal executive offices; if to any holder of Registrable Securities, to such holder’s address as set forth on the records of the Corporation.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation, and subsequent holders of Registrable Securities (i) acquired pursuant to the Warrant Escrow Agreement or (ii) acquired, directly or indirectly, from one or more of the Purchasers in accordance with a transfer or assignment of the Registrable Securities pursuant to (x) in the case of holders which are corporations, trusts, companies, partnerships and other such entities, a merger, consolidation or sale of all or substantially all assets of such entity and (y) in the case of holders who are natural persons, inheritance laws, inter vivos gifts, divorce settlements or bankruptcy proceedings; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a holder of Registrable Securities for purposes of this Agreement. Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.

(e) Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. For the avoidance of doubt, the parties understand and agree that nothing in this Agreement shall limit the rights of the parties to the Merger Registration Rights Agreement.

(h) Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(i) Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity.

(j) Term. This Agreement shall terminate with respect to each holder of Registrable Securities on the date on which such holder ceases to own Registrable Securities; provided, that, such holder’s rights and obligations pursuant to Section 8, as well as the Corporation’s obligations to pay expenses pursuant to Section 7 shall survive with respect to any registration statement in which any Registrable Securities of the holder were included.

(k) Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 12(k), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(l) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(L).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVERBANK FINANCIAL CORP

By:	/s/ Robert M. Clements
Name:Robert M. Clements
Title:Chairman and CEO

PURCHASER

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SCHEDULE I

1.	Aquiline Financial Services Fund L.P.
2.	Aquiline Financial Services Fund (Offshore) L.P.
3.	TPG Partners VI, L.P.
4.	TPG Tortoise AIV, L.P.
5.	TPG FOF VI SPV, L.P.
6.	New Mountain Partners III, L.P.
7.	Diamond Castle Partners IV, L.P.
8.	Diamond Castle Partners IV-A, L.P.
9.	Deal Leaders Fund, L.P.
10.	Hamilton Lane Co-Investment Fund L.P.
11.	Hamilton Lane Co-Investment Fund II Holdings LP
12.	Oasis Investments Limited
13.	Swiss Reinsurance Company Ltd.
14.	MERS Investment Partnership, L.P.
15.	CSG Fund Investment Program III, L.P.
16.	CSFB Private Equity Strategies, L.P.
17.	CS Maclellan Investment Fund, L.P.
18.	CSFB/Murphy Family Partnership, L.P.
19.	Credit Suisse/NC Investment Fund, L.P.
20.	DLJ Merchant Banking Partners III, L.P.
21.	MBP III Plan Investors, L.P.
22.	DLJ Offshore Partners III, C.V.
23.	DLJ Offshore Partners III-1, C.V.
24.	DLJ Offshore Partners III-2, C.V.
25.	DLJ MB Partners III GmbH & Co. KG
26.	Millennium Partners II, L.P.
27.	FFHSJ Tygris Investment 2008 LLC
28.	MSD Tygris Investments, LLC
29.	Yonatan Investment PTE Ltd
30.	LMB – Tygris Partners, L.P.
31.	Fisher Lynch Co-Investment Partnership, L.P.
32.	Stuart A. Armstrong
33.	Laird M. Boulden
34.	Jeffrey A. Hilzinger
35.	James D. McGrane
36.	Denis Stypulkoski
37.	Frederick Wolfert

Exhibit A

ADDENDUM AGREEMENT

This Addendum Agreement is made this             day of     , 20    , by and between             (the “New Holder”) and EverBank Financial Corp (the “Corporation”), pursuant to a Registration Rights Agreement dated as of August 27, 2012 (the “Agreement”), by and among the Corporation and the Purchasers. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Holder has acquired Registrable Securities directly or indirectly from one or more of the Purchasers; and

WHEREAS, the Corporation and the Purchasers have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Holder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Holder acknowledges that it has received and read the Agreement and that the New Holder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a holder of Registrable Securities thereunder.

New Holder

By:
Name:
Title:

Address:

Joinder to Registration Rights Agreement